Bear Stearns ARM Trust 2007-2 Mortgage-Backed Notes, Series 2007-2 New Issue Marketing Materials: Term Sheet

New Issue Marketing Materials

$1,021,418,000 (Approximate)

Bear Stearns ARM Trust 2007-2
Mortgage-Backed Notes, Series 2007-2
Issuing Entity

Structured Asset Mortgage Investments II Inc.
Depositor

Alesco Loan Holdings Trust
Seller/Sponsor

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Bear, Stearns & Co. Inc.
Sole and Lead Underwriter

All statistical information regarding the Mortgage Loans is based on the aggregate principal balance of the Mortgage Loans as of the statistical calculation date of April 1, 2007.   The characteristics of the Mortgage Loans as described herein and in the free writing prospectus may differ from the final pool as of the Closing Date due to, among other things, mortgagor payments to be made as of the Closing Date and due to the possibility that certain Mortgage Loans may become delinquent or default or may be removed or substituted and that similar or different Mortgage Loans may be added to the pool prior to the Closing Date.

June 28, 2007

Bear, Stearns & Co. Inc. ARM Whole Loan Desk (212) 272-4976	June 28, 2007

This information should be considered only after reading the Bear Stearns’ Statement Regarding Assumptions as to Securities, Pricing Estimates and Other Information (the “Statement”), which should be attached. Do not use or rely on this information if you have not received and reviewed this Statement. You may obtain a copy of the Statement from your sales representative.  The collateral information contained on the following pages is furnished as background information for your use in reviewing the computational materials which are attached hereto and are a part hereof.

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  Please click here  http://www.bearstearns.com/prospectus/sami or visit the following website: “www.bearstearns.com/prospectus/sami” for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and will be superseded by the definitive prospectus.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Notes referred to in this free writing prospectus and to solicit an offer to purchase the Notes, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Notes until we have accepted your offer to purchase Notes.  We will not accept any offer by you to purchase Notes, and you will not have any contractual commitment to purchase any of the Notes until after you have received the preliminary prospectus. You may withdraw your offer to purchase Notes at any time prior to our acceptance of your offer.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein.  Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information.  Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed.  Performance results are based on mathematical models that use inputs to calculate results.  As with all models, results may vary significantly depending upon the value given to the inputs.  Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments),  interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data,  reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements).  Models used in any analysis may be proprietary; the results therefore, may be difficult for any third party to reproduce.  Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current.  Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

 Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid  and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$1,021,418,000 (approx.)
Bear Stearns ARM Trust 2007-2
Mortgage-Backed Notes, Series 2007-2
Hybrid ARM Mortgage Loans

Class	Notes Size (1)	Expected Ratings Moody’s/S&P/Fitch	Credit Enhance %age (2) (2)	Interest Rate Type	Collateral Type	Note Type
Publicly Offered Notes
I-A-1	$155,498,000	Aaa / AAA / AAA	12.00%	Fixed (3)	Seasoned 5/1-Yr CMT/LIBOR Hybrid ARMs – 41 Months to Roll	Group I Super Senior Notes
I-A-2	$10,602,000	Aaa / AAA / AAA	6.00%	Fixed (3)	Seasoned 5/1-Yr CMT/LIBOR Hybrid ARMs – 41 Months to Roll	Group I Senior Support Notes
II-A-1	$499,261,000	Aaa / AAA / AAA	12.00%	Fixed (4)	5/1-Yr CMT/LIBOR Hybrid ARMs – 53 Months to Roll	Group II Super Senior Notes
II-A-2	$34,040,000	Aaa / AAA / AAA	6.00%	Fixed (4)	5/1-Yr CMT/LIBOR Hybrid ARMs – 53 Months to Roll	Group II Senior Support Notes
III-A-1	$229,619,000	Aaa / AAA / AAA	12.00%	Fixed (5)	7/1-Yr CMT/LIBOR Hybrid ARMs – 77 Months to Roll	Group III Super Senior Notes
III-A-2	$15,656,000	Aaa / AAA / AAA	6.00%	Fixed (5)	7/1-Yr CMT/LIBOR Hybrid ARMs – 77 Months to Roll	Group III Senior Support Notes
IV-A-1	$71,844,000	Aaa / AAA / AAA	12.00%	Fixed (6)	10/1-Yr CMT/LIBOR Hybrid ARMs – 113 Months to Roll	Group IV Super Senior Notes
IV-A-2	$4,898,000	Aaa / AAA / AAA	6.00%	Fixed (6)	10/1-Yr CMT/LIBOR Hybrid ARMs – 113 Months to Roll	Group IV Senior Support Notes
Non-Offered Notes
X	Notional (7)	NR / NR / AAA	---	WAC (7)	Total Portfolio	Crossed Subordinate IO Notes
B-1	$36,402,000	NR / NR / AA	2.65%	WAC (8)	Total Portfolio	Crossed Subordinate Notes
B-2	$9,780,000	NR / NR / A	1.75%	WAC (8)	Total Portfolio	Crossed Subordinate Notes
B-3	$7,063,000	NR / NR / BBB	1.10%	WAC (8)	Total Portfolio	Crossed Subordinate Notes
B-4	$4,890,000	NR / NR / BB	0.65%	WAC (8)	Total Portfolio	Crossed Subordinate Notes
B-5	$3,803,000	NR / NR / B	0.30%	WAC (8)	Total Portfolio	Crossed Subordinate Notes
B-6	$3,259,227	NR / NR / NR	---	WAC (8)	Total Portfolio	Crossed Subordinate Notes

(1)	The Notes Sizes are approximate and subject to a +/- 10% variance.

(2)	Credit Enhancement percentages are preliminary and subject to change based upon the final pool and any additional rating agency evaluation.

(3)
Up to and including the payment date in October 2010, the Note Interest Rate for the Class I-A-1 Notes and Class I-A-2 Notes (together, the “Class I-A Notes”) will be a fixed rate equal to [5.000]% per annum subject to the related Available Funds Rate.  After the payment date in October 2010, the Class I-A Notes will have a Note Interest Rate equal to the least of (i) Six-Month LIBOR (which is set every 6 months) plus [1.875]% per annum, (ii) [10.00]% per annum and (iii) the related Available Funds Rate.

(4)
Up to and including the payment date in October 2011, the Note Interest Rate for the Class II-A-1 Notes and Class II-A-2 Notes (together, the “Class II-A Notes”) will be a fixed rate equal to [5.875]% per annum subject to the related Available Funds Rate.  After the payment date in October 2011, the Class II-A Notes will have a Note Interest Rate equal to the least of (i) One-Year LIBOR (which is set every 12 months) plus [1.875]% per annum, (ii) [9.949]%  per annum and (iii) the related Available Funds Rate.

(5)
Up to and including the payment date in October 2013, the Note Interest Rate for the Class III-A-1 Notes and Class III-A-2 Notes (together, the “Class III-A-Notes”) will be a fixed rate equal to [5.875]% per annum subject to the related Available Funds Rate.  After the payment date in October 2013, the Class III-A Notes will have a Note Interest Rate equal to the least of (i) One-Year LIBOR (which is set every 12 months) plus [1.900]% per annum, (ii) [10.00]%  per annum and (iii) the related Available Funds Rate.

(6)
Up to and including the payment date in October 2016, the Note Interest Rate for the Class IV-A-1 Notes and Class IV-A-2 Notes (together, the “Class IV-A Notes” and, collectively with the Class I-A, Class II-A and Class III-A Notes, the “Class A Notes”) will be a fixed rate equal to [6.000]% per annum subject to the related Available Funds Rate.  After the payment date in October 2016, the Class IV-A-1 Notes and Class IV-A-2 Notes will have a Note Interest Rate equal to the least of (i) One-Year CMT (which is set every 12 months) plus [2.200]% per annum, (ii) [10.00]% and (iii) the related Available Funds Rate.

(7)
The Class X Notes will bear interest at a per annum variable rate (Note Interest Rate) equal to the product of (i) 12 and (ii) a fraction expressed as a rate, (x) the numerator of which is the excess, if any, of (1) the interest accrued and payable on the Mortgage Loans for the related Due Period, over (2) the amount of any Accrued Note Interest (including any Accrued Note Interest remaining unpaid from any previous Payment Date) payable to the  Class A Notes (including any Basis Risk Shortfall Carryover Amounts payable to the Class A Notes) and Class B Notes for the related Payment Date, and (y) the denominator of which is the sum of the aggregate Note Principal Balance of the Class A Notes.

(8)
The Class B Notes will bear interest at a variable rate equal to the weighted average of the weighted average of the Net Rates of the Mortgage Loans in each  Loan Group, weighted in proportion to the results of subtracting from the aggregate scheduled principal balance of the Mortgage Loans of each such Loan Group the aggregate note principal balance of the related classes of Senior Notes. The Note Interest Rate with respect to the first Interest Accrual Period is expected to be approximately [6.123]% per annum.

Depositor:	Structured Assets Mortgage Investments II Inc. (“SAMI II”).

Seller/Sponsor:	Alesco Loan Holdings Trust.

Underlying Servicers:	Wells Fargo Bank, N.A. and Countrywide Home Loan Servicing LP.

Underlying Originators:	Wells Fargo Bank, N.A., Countrywide Home Loans, Inc., Mortgage IT, and American Home.

Master Servicer/Securities
Administrator:	Wells Fargo Bank, N.A.

Custodian:	Wells Fargo Bank, N.A. and Citibank, NA.

Indenture Trustee:	U.S. Bank National Association.

Owner Trustee:	Wilmington Trust Company.

Cut-off Date:	June 1, 2007.

Statistical Cut-Off Date:	June 1, 2007.

Closing Date:	June 29, 2007.

Legal Structure:	Owner Trust.

Clean-Up Call:
The majority holder of the owner trust certificates may purchase from the trust all of the Mortgage Loans at par plus accrued interest when the aggregate principal balance of the Mortgage Loans  is reduced to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Payment Date:	25th of each month or the next business day, commencing in July 2007.

Remittance Type:	Scheduled/Scheduled.

The Notes:	The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1, Class IV-A-2, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

The Offered Notes, the Senior Notes
or the Class A Notes:	The Class I-A-1, Class I-A-2, Class II-A-1, Class II-A-2, Class III-A-1, Class III-A-2, Class IV-A-1 and Class IV-A-2 Notes.

The Subordinate Notes:	The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes.

Form of Registration:	The Class A Notes will be issued in book-entry form through DTC. All other classes of Notes will be issued in fully registered certificated form.

SMMEA:	The Offered Notes will constitute “mortgage related securities” for purposes of SMMEA.

Minimum Denominations:	$100,000 and integral multiples of $1 in excess thereof.

ERISA:
The Offered Notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the notes.

Tax Status:
For federal income tax purposes, the Offered Notes will be characterized as indebtedness to a noteholder, other than a noteholder which owns, directly or indirectly through one or more entities disregarded as entities separate from such noteholder, 100% of the owner trust certificates and the retained notes described below and not as representing ownership interests in the trust or equity interests in the issuer.

On the closing date, all of the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, and Class B-6 Notes, referred to as the retained notes, and a 100% interest in the owner trust certificate, will be acquired by a single person.  The Trust Agreement and the Indenture will set forth restrictions on the transferability of the owner trust certificate and the retained notes to ensure that at all times, except as noted below, either (i) one person owns a 100% ownership interest in the owner trust certificate and each class of retained notes or (ii) two or more persons own ownership interests in the owner trust certificate and each class of retained notes, but only if each such person’s percentage interest in the owner trust certificate is identical to such person’s percentage interest in each class of retained notes. If the person that acquires a 100% ownership interest in the owner trust certificate and all of the retained notes at closing were to sell or otherwise transfer a portion of such interest in the retained notes or the owner trust certificate in contravention of the immediately preceding clauses (i) and (ii), then the trust could at that time be treated as a taxable mortgage pool, and accordingly, could become subject to federal income tax as a corporation.  To avoid the adverse tax consequences of any such recharacterization of the trust, the trust agreement and the indenture will provide that if a transfer or other sale of retained notes or the owner trust certificate would cause the trust to be a taxable mortgage pool that is subject to federal income tax as a corporation, then the trustee will undertake certain steps prior to giving effect to such transfer, including the following:  the trustee will cause certain assets of the trust to be transferred to a new entity with respect to which one or more REMIC elections will be made, in exchange for certain REMIC certificates to be issued by the new entity; the trust will issue new notes (which for tax purposes will constitute REMIC regular interests), backed by these REMIC certificates, to holders of Offered Notes in exchange for the Offered Notes.  This exchange would be considered a taxable exchange in which a beneficial owner of an Offered Note would recognize gain or loss in an amount equal to the difference, if any, between such Offered Noteholder's adjusted tax basis in the Offered Notes and the fair market value of the new notes received in exchange therefor.

Interest Accrual Period:
The interest accrual period for the Notes for a given Payment Date will be the calendar month preceding the month in which such Payment Date occurs (on a 30/360 basis).  On the Closing Date, the price to be paid by investors for the Notes will include accrued interest from the Cut-off Date up to, but not including, the Closing Date (30 days).

Advancing Obligation:
Each Underlying Servicer is obligated to advance for delinquent mortgagor payments through the date of liquidation of the property to the extent they are deemed recoverable. The Master Servicer will backstop the advancing obligations of the Underlying Servicers.

CompensatingInterest:	Each Underlying Servicer will be required to cover interest shortfalls as a result of full or partial prepayments to the extent of their aggregate servicing fee.

Provided below is a brief summary of the expected mortgage pool as of the Cut-Off Date:

Collateral Description:
The initial mortgage pool is expected to consist of approximately $1,087 million of first-lien residential adjustable-rate Mortgage Loans that adjust annually based on One-Year LIBOR and One-Year CMT and semi-annually on Six-Month LIBOR after an initial fixed rate period of 5, 7, or 10 years. The mortgage pool will be divided into four loan groups. The Class I-A Notes will receive payment primarily from the Group I Mortgage Loans.  The Class II-A Notes will receive payment primarily from the Group II Mortgage Loans.  The Class III-A Notes will receive payment primarily from the Group III Mortgage Loans. The Class IV-A Notes will receive payment primarily from the Group IV Mortgage Loans.

Group I Mortgage Loans:
The Group I mortgage pool is expected to consist of approximately $177 million of first-lien residential adjustable-rate Mortgage Loans that adjust based on Six-Month LIBOR, One-Year LIBOR and One-Year CMT after an initial fixed rate periods of 5 years.  These loans are seasoned and have less than or equal to 47 months to the first rate adjustment.

Group II Mortgage Loans:
The Group II mortgage pool is expected to consist of approximately $567 million of first-lien residential adjustable-rate Mortgage Loans that adjust based on Six-Month LIBOR, One-Year LIBOR and One-Year CMT after an initial fixed rate periods of 5 years.  These loans have more than 47 months to the first rate adjustment.

Group III Mortgage Loans:
The Group III mortgage pool is expected to consist of approximately $261 million of first-lien residential adjustable-rate Mortgage Loans that adjust annually based on One-Year LIBOR and One-Year CMT after an initial fixed rate periods of 7 years.

Group IV Mortgage Loans:
The Group IV mortgage pool is expected to consist of approximately $82 million of first-lien residential adjustable-rate Mortgage Loans that adjust annually based on One-Year LIBOR and One-Year CMT after an initial fixed rate periods of 10 years.

Group: Loan Type	% of Pool	Gross WAC	Net WAC	WAM (mos)	Gross Margin	Net Margin	Intial Cap	Per Cap	Max Rate	Mos Roll
Group 1: 5 Year	16.26	5.593%	5.343%	340	2.333%	2.083%	5.463%	2.000%	11.055%	40
Group 2: 5 Year	52.21	6.468%	6.229%	352	2.366%	2.127%	5.031%	1.941%	11.536%	52
Group 3: 7 Year	24.01	6.491%	6.263%	354	2.368%	2.140%	4.996%	1.987%	11.519%	76
Group 4: 10 Year	7.51	6.824%	6.574%	352	2.659%	2.409%	5.000%	2.000%	11.824%	112
Total	100.00	6.358%	6.119%	351	2.383%	2.144%	5.090%	1.966%	11.475%	60

Approximately 89.05% of the Mortgage Loans are interest-only for the first 5, 7, or 10 years after origination and then fully amortize over the remaining remaining term of the Mortgage Loan.

Underwriting Standards:	The underwriting guidelines will be more fully described in the Free Writing Prospectus and the Prospectus Supplement.

Credit Enhancement:
Credit enhancement will be provided by a senior/subordinate shifting interest structure. The Subordinate Notes will provide credit enhancement to the Class A Notes.  Certain amounts on deposit in the  reserve fund will also be available to cover realized losses on the Class A Notes as described herein. In addition, the Class I-A-2 Notes will provide further credit enhancement to the Class I-A-1 Notes by covering realized losses otherwise allocable to the Class I-A-1 Notes when the Note Principal Balance of each class of Subordinate Notes is reduced to zero; the Class II-A-2 Notes will provide further credit enhancement to the Class II-A-1 Notes by covering realized losses otherwise allocable to the Class II-A-1 Notes when the Note Principal Balance of each class of Subordinate Notes is reduced to zero; the Class III-A-2 Notes will provide further credit enhancement to the Class III-A-1 Notes by covering realized losses otherwise allocable to the Class III-A-1 Notes when the Note Principal Balance of each class of Subordinate Notes is reduced to zero; and the Class IV-A-2 Notes will provide further credit enhancement to the Class IV-A-1 Notes, by covering realized losses otherwise allocable to the Class IV-A-1 Notes when the Note Principal Balance of each class of Subordinate Notes is reduced to zero.

Available Funds:
For any Payment Date and each loan group, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of monthly payments, principal prepayments and the principal amount of net liquidation proceeds and subsequent recoveries) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related determination date, in each case, from the related Mortgage Loans, (2) any monthly advances and Compensating Interest payments made by the Master Servicer or the related Underlying Servicer for such Payment Date in respect of the related Mortgage Loans, (3)  liquidation proceeds and subsequent recoveries, in each case with respect to the mortgage loans in the related Loan Group, (4) the portion of proceeds of the repurchase of any Mortgage Loans in the related Loan Group, (5) such loan group’s pro rata share (based on the aggregate Scheduled Principal Balance) of the purchase price of the assets of the trust upon exercise by the majority holder of the owner trust certificate of its optional termination right, and (6) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments, net of fees payable to, and amounts reimbursable to, the Master Servicer, the Underlying Servicers, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian and investment earnings on amounts on deposit in the payment account.

Available Funds Rate:
With respect to any Payment Date and each group of Class A Notes related to each loan group, a per annum rate, expressed as a percentage, equal to a fraction, the numerator of which is the interest portion of the Available Funds for the related loan group for such Payment Date, multiplied by 12, and the denominator of which is the aggregate Note Principal Balance of the related Class A Notes immediately prior to such Payment Date.

Basis Risk Shortfall
Carryover Amount:
The Class A Notes are entitled on any Payment Date on which the Note Interest Rate is subject to the related Available Funds Rate to payment of an amount equal to the sum of (1) excess of the (i) interest accrued at the related Note Interest Rate (without giving effect to the related Available Funds Rate), over (ii) the amount of interest received on such Notes based on the related Available Funds Rate, as applicable, and (2) the unpaid portion of any such excess from previous Payment Dates (and any interest thereon at the then applicable Notes Interest Rate without giving effect to the related Available Funds Rate).

Cash Flow Description:
Distributions on the Notes will be made on the 25th day of each month (or the next business day) beginning on July 25, 2007.  The payments to the Notes, to the extent of Available Funds will be made according to the following priority:

Group I Available Funds:

1.	From the interest portion of Group I Available Funds, to the Class I-A Notes, pro rata, any Accrued Note Interest;

2.
From the remaining interest portion of Group I Available Funds, to the Class I-A Notes, on a pro rata basis, any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

3.
From related principal portion of Group I Available Funds, to the Class I-A Notes, pro rata, in an amount equal to the Senior Optimal Principal Amount for such Classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

4.
From remaining Group I Available Funds, to the Class I-A Notes in respect of any Basis Risk Shortfall Carryover Amounts to the Class I-A Notes, pro rata, based on the amount of Basis Risk Shortfall Carryover Amounts on such Classes; and

5.
From remaining Group I Available Funds, to the Class I-A Notes, pro rata, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to such Classes.

Group II Available Funds:

1.	From the interest portion of Group II Available Funds, to the Class II-A Notes, pro rata, any Accrued Note Interest;

2.
From the remaining interest portion of Group II Available Funds, to the Class II-A Notes, on a pro rata basis, any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

3.
From related principal portion of Group II Available Funds, to the Class II-A Notes, pro rata, in an amount equal to the Senior Optimal Principal Amount for such Classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

4.
From remaining Group II Available Funds, to the Class II-A Notes in respect of any Basis Risk Shortfall Carryover Amounts to the Class II-A Notes, pro rata, based on the amount of Basis Risk Shortfall Carryover Amounts on such Classes; and

5.
From remaining Group II Available Funds, to the Class II-A Notes, pro rata, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to such Classes.

Group III Available Funds:

1.	From the interest portion of Group III Available Funds, to the Class III-A Notes, pro rata, any Accrued Note Interest;

2.
From the remaining interest portion of Group III Available Funds, to the Class III-A Notes, on a pro rata basis, any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

3.
From related principal portion of Group III Available Funds, to the Class III-A Notes, pro rata, in an amount equal to the Senior Optimal Principal Amount for such Classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

4.
From remaining Group III Available Funds, to the Class III-A Notes in respect of any Basis Risk Shortfall Carryover Amounts to the Class III-A Notes, pro rata, based on the amount of Basis Risk Shortfall Carryover Amounts on such Classes; and

5.
From remaining Group III Available Funds, to the Class III-A Notes, pro rata, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to such Classes.

Group IV Available Funds:

1.	From the interest portion of Group IV Available Funds, to the Class IV-A Notes, pro rata, any Accrued Note Interest;

2.
From the remaining interest portion of Group IV Available Funds, to the Class IV-A Notes, on a pro rata basis, any Accrued Note Interest thereon remaining undistributed from previous Payment Dates, with accrued interest on such amounts;

3.
From related principal portion of Group IV Available Funds, to the Class IV-A Notes, pro rata, in an amount equal to the Senior Optimal Principal Amount for such Classes for such Payment Date, until the Note Principal Balance thereof has been reduced to zero;

4.
From remaining Group IV Available Funds, to the Class IV-A Notes in respect of any Basis Risk Shortfall Carryover Amounts to the Class IV-A Notes, pro rata, based on the amount of Basis Risk Shortfall Carryover Amounts on such Classes; and

5.
From remaining Group IV Available Funds, to the Class IV-A Notes, pro rata, an amount equal to any previously allocated Realized Losses, based on the amount of Realized Losses previously allocated to such Classes.

On each Payment Date, any Group I Available Funds, Group II Available Funds, Group III Available Funds and Group IV Available Funds remaining after the payments described above will be distributed to the Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Notes in the manner and order of priority set forth in the Indenture, and then to the Owner Trust Certificates as set forth in the Trust Agreement.

Prepayment Stepdown Tests:
The Senior Notes will be entitled to receive 100% of the prepayments collected on the Mortgage Loans until June 2014. The senior prepayment percentage can be reduced to Senior Percentage plus 70%, 60%, 40%, 20% and 0% of the Subordinate Percentage over the next five years provided that (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the aggregate Note Principal Balance of the Subordinate Notes, does not exceed 50% and (ii) cumulative realized losses on the Mortgage Loans does not exceed 30%, 35%, 40%, 45% or 50% for each test date.

Notwithstanding the foregoing, if after 3 years the current weighted average of  Subordinate Percentages is greater than or equal to two times the initial Subordinate Percentages and (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Note Principal Balance of the Subordinate Notes, does not exceed 50% and (ii) cumulative realized losses for the Mortgage Loans do not exceed a) on or prior to June 2010, 20% or b) after June 2010, 30%, then prepayments will be allocated on a pro rata basis.

If doubling occurs prior to the third anniversary and the above delinquency and loss tests are met, then 50% of the subordinate prepayment percentage can be allocated to the Subordinate Notes.

Reserve Fund:
All amounts otherwise distributable as principal on the Subordinate Notes will be distributed as principal to the Offered Notes of an undercollateralized group, until the total Note Principal Balance of those Offered Notes equals the principal balance of the mortgage loans in the related Loan Group plus any amounts on deposit in the Reserve Fund with respect to an overcollateralized group. In the event that any Loan Group constitutes an undercollateralized group on any Payment Date following the date the Note Principal Balances of the Subordinate Notes have been reduced to zero, the excess of the Available Funds from any overcollateralized group remaining after all required amounts have been distributed to that overcollateralized group will be distributed to the Offered Notes related to the undercollateralized group. Furthermore, the amount of any unpaid interest shortfalls with respect to the undercollateralized group  will be distributed to the Offered Notes of the undercollateralized group prior to the payment of any undercollateralized distributions from amounts otherwise distributable as principal on the Subordinate Notes, in reverse order of priority (or, following the Cross-Over Date, as provided in the preceding sentence).

If (1) the aggregate Note Principal Balances of the Offered Notes related to a  Loan Group have been reduced to zero, (2) any Subordinate Notes are still outstanding and (2) the weighted average of  Subordinate Percentages is less than two times the initial Subordinate Percentages and (i) the principal balance of the Mortgage Loans 60 days or more delinquent, averaged over the last 6 months, as a percentage of the Note Principal Balance of the Subordinate Notes, is greater than or equal to 50%, unscheduled amounts of principal otherwise payable to each Class of Subordinate Notes, in reverse order of priority, will be deposited into the Reserve Fund. Amounts in the Reserve Fund will be applied on future Payment Dates to make principal payments on any outstanding Offered Notes related to an undercollateralized group. If any amounts remain in the Reserve Fund after the Note Principal Balances of the Offered Notes have been reduced to zero, such amounts will be allocated to the Subordinate Notes in the same priorities set forth herein. In the event that any Loan Group constitutes an undercollateralized group on any Payment Date following the date the Note Principal Balances of the Subordinate Notes have been reduced to zero, the excess of the Available Funds from any overcollateralized group remaining after all required amounts have been distributed to that overcollateralized group will be distributed to the Offered Notes related to the undercollateralized group.

Allocation of Losses:
Realized Losses on Mortgage Loans will be allocated to the Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Notes, in that order, in each case, until the Note Principal Balance of each such Class has been reduced to zero. Thereafter, to the extent that such realized losses exceed amounts which will be distributed from the reserve fund, realized losses on the Group I Mortgage Loans will be allocated first to the Class I-A-2 Notes until reduced to zero and then will be allocated to the Class I-A-1 Notes; realized losses on the Group II Mortgage Loans will be allocated first to the Class II-A-2 Notes until reduced to zero and then will be allocated to the Class II-A-1 Notes; realized losses on the Group III Mortgage Loans will be allocated first to the Class III-A-2 Notes until reduced to zero and then will be allocated to the Class III-A-1 Notes; and realized losses on the Group IV Mortgage Loans will be allocated first to the Class IV-A-2 Notes until reduced to zero and then will be allocated to the Class IV-A-1 Notes.

Special Foreclosure Rights:
In the event that any payment due under any Mortgage Loan is not postponed and remains delinquent beyond the expiration of any grace or cure period or any other default continues beyond the expiration of any grace or cure period the related Underlying Servicer will provide written notice to the Master Servicer of the Owner Trust Certificates that the related Underlying Servicer intends to proceed with foreclosure. In the event the holder of the Owner Trust Certificates objects to such action, such Underlying Servicer will not be required to continue to make monthly advances with respect to such Mortgage Loan.

The related Underlying Servicer will not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five business days (or with respect to Mortgage Loans for which Wells Fargo Bank, N.A. is the Underlying Servicer, three business days) prior to its commencement of such foreclosure proceedings, it notifies the Master Servicer of its intention to do so (and the Master Servicer so notifies the holder of the Owner Trust Certificates) and (ii) the holder of the Owner Trust Certificates does not, within such five-business-day period (or with respect to mortgage loans for which Wells Fargo Bank, N.A. is the Underlying Servicer, three-business-day period), affirmatively object to such action.  In the event that the related Underlying Servicer determines in accordance with its servicing standard not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes and remains delinquent beyond the expiration of any grace or cure period and the related Underlying Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with its servicing standard such Underlying Servicer shall, prior to taking any action with respect to such mortgage loan, promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan (and the Master Servicer so notifies the holder of the Owner Trust Certificates); provided, that such Underlying Servicer shall not be permitted to proceed with any such action unless the holder of the Owner Trust Certificates does not, within five business days following such notice, affirmatively object to the Underlying Servicer taking such action.

If the holder of the Owner Trust Certificates timely and affirmatively objects to an action or contemplated action of the related Underlying Servicer as described above, then it shall instruct the Master Servicer to hire, at the sole cost and expense of the holder of the Owner Trust Certificates, three appraisal firms, selected by the Master Servicer from the list of appraisal firms specified in the related Servicing Agreement, to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a “Fair Value Price”), in each case no later than 30 days from the date of such objection. If the Master Servicer shall have received three Fair Value Prices by the end of such 30-day period, then the holder of the Owner Trust Certificates shall, no later than five days after the expiration of such 30-day period, purchase such Mortgage Loan and the related mortgaged property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date (“Accrued Interest”) and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly deliver such amount to the related Underlying Servicer for deposit into the custodial account held by such Underlying Servicer for the trust. All costs relating to the computation of the related Fair Value Prices shall be for the account of the holder of the Owner Trust Certificates and shall be paid by the holder of the Owner Trust Certificates at the time such Mortgage Loan and the related mortgaged property are purchased by the holder of the Owner Trust Certificates. Notwithstanding anything herein to the contrary, the holder of the Owner Trust Certificates shall not be entitled to any of its rights described herein with respect to a Mortgage Loan and the related mortgaged property following its failure to purchase such Mortgage Loans and the related mortgaged property at the price described above within the timeframe described above, following its objection to an action of the related Underlying Servicer.

In the event that the related Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that is 60 days’ or more delinquent, prior to taking any action with respect to such Mortgage Loan the related Servicer must promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan. The related Servicer is not permitted to proceed with any such action unless the holder of the Owner Trust Certificate, either directly or through the Master Servicer, does not, within five business days following such notice, affirmatively object to the Servicer taking such action.

Notwithstanding anything herein to the contrary, the Holder of the Owner Trust Certificate shall not be entitled to any of its rights described herein with respect to a Mortgage Loan following its failure to purchase a Mortgage Loan (at price described above) on or before the 35th day following its objection to the related Servicer action.  Moreover, the Holder of the Owner Trust Certificate shall be entitled to the foregoing rights only as long as it is the sole holder of the most junior Class of the Subordinate Certificates.

Optional Purchase of Defaulted Loans
Subject to the conditions set forth in the Sale and Servicing Agreement, the majority holder of the owner trust certificates may, at its option, purchase from the trust any Mortgage Loan which has become delinquent in payment by 90 days or more or which is an REO Property.  That purchase shall be at a purchase price equal to the repurchase price.

Limited Mortgage Loan Purchase Right	The majority holder of the Owner Trust Certificates will have the option to purchase, at any one time, up to 1.00% (and in any case, at least five (5) Mortgage Loans) of the Mortgage Loans, by aggregate Scheduled Principal Balance of the Mortgage Loans as of such date, at a purchase price equal to the aggregate fair market value of such Mortgage Loans.

Defaulted Mortgage Loans
The related Underlying Servicer, may also, in its discretion, as alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third parties, if such Underlying Servicer reasonably believes that such sale would maximize proceeds to the trust in the aggregate (on a present value basis) with respect to that Mortgage Loan.

Principal Balances of the Mortgage Loans at Origination in Total

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	35	$2,953,533	0.27%
100,001 - 200,000	450	71,303,529	6.56
200,001 - 300,000	515	126,958,042	11.68
300,001 - 350,000	198	63,850,662	5.88
350,001 - 400,000	145	53,806,758	4.95
400,001 - 450,000	231	99,131,212	9.12
450,001 - 500,000	232	110,499,339	10.17
500,001 - 550,000	164	85,522,836	7.87
550,001 - 600,000	154	87,987,150	8.10
600,001 - 650,000	100	62,405,010	5.74
650,001 - 700,000	76	50,671,137	4.66
700,001 - 800,000	88	64,434,247	5.93
800,001 - 900,000	50	42,502,343	3.91
900,001 - 1,000,000	65	62,040,005	5.71
1,000,001 - 1,100,000	9	8,918,630	0.82
1,100,001 - 1,200,000	1	1,145,291	0.11
1,200,001 - 1,300,000	9	10,951,000	1.01
1,300,001 - 1,400,000	10	13,527,036	1.24
1,400,001 - 1,500,000	15	22,367,394	2.06
1,500,001 or greater	25	45,640,072	4.20
Total	2,572	$1,086,615,227	100.00%

Minimum Original Principal Balance:		$28,400
Maximum Original Principal Balance:		$3,000,000
Average Original Principal Balance:		$427,449

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	37	$3,117,708	0.29%
100,001 - 200,000	457	72,553,858	6.68
200,001 - 300,000	519	128,319,518	11.81
300,001 - 350,000	198	64,227,764	5.91
350,001 - 400,000	145	54,476,945	5.01
400,001 - 450,000	233	100,186,552	9.22
450,001 - 500,000	231	110,269,600	10.15
500,001 - 550,000	168	88,227,766	8.12
550,001 - 600,000	147	84,566,746	7.78
600,001 - 650,000	99	62,138,318	5.72
650,001 - 700,000	76	51,622,302	4.75
700,001 - 800,000	82	61,328,435	5.64
800,001 - 900,000	49	42,267,368	3.89
900,001 - 1,000,000	67	65,191,923	6.00
1,000,001 - 1,100,000	8	8,438,630	0.78
1,100,001 - 1,200,000	1	1,145,291	0.11
1,200,001 - 1,300,000	9	11,218,501	1.03
1,300,001 - 1,400,000	10	13,597,247	1.25
1,400,001 - 1,500,000	15	22,367,394	2.06
1,500,001 or greater	21	41,353,360	3.81
Total	2,572	$1,086,615,227	100.00%

Minimum Scheduled Principal Balance:		$28,015
Maximum Scheduled Principal Balance:		$3,000,000
Average Scheduled Principal Balance:		$422,479

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
3.500 - 3.749	1	$388,000	0.04%
4.000 - 4.249	2	1,541,639	0.14
4.250 - 4.499	7	2,958,838	0.27
4.500 - 4.749	8	3,717,480	0.34
4.750 - 4.999	38	17,358,356	1.60
5.000 - 5.249	33	15,604,476	1.44
5.250 - 5.499	92	35,269,734	3.25
5.500 - 5.749	127	50,146,595	4.61
5.750 - 5.999	226	84,937,976	7.82
6.000 - 6.249	300	143,208,135	13.18
6.250 - 6.499	440	207,387,307	19.09
6.500 - 6.749	485	215,364,602	19.82
6.750 - 6.999	468	189,243,994	17.42
7.000 - 7.249	183	61,414,297	5.65
7.250 - 7.499	103	35,535,283	3.27
7.500 - 7.749	34	14,694,500	1.35
7.750 - 7.999	17	5,896,229	0.54
8.000 - 8.249	5	1,079,004	0.10
8.500 - 8.749	3	868,784	0.08
Total	2,572	$1,086,615,227	100.00%

Minimum Mortgage Rate:		3.500%
Maximum Mortgage Rate:		8.625%
Weighted Average Mortgage Rate:		6.358%

Original Loan-to-Value Ratios* in Total

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00 - 30.00	16	$4,756,372	0.44%
30.01 - 40.00	43	15,534,178	1.43
40.01 - 50.00	67	32,587,708	3.00
50.01 - 55.00	47	26,392,308	2.43
55.01 - 60.00	66	30,432,750	2.80
60.01 - 65.00	115	61,829,710	5.69
65.01 - 70.00	188	98,980,081	9.11
70.01 - 75.00	248	127,235,775	11.71
75.01 - 80.00	1,694	666,798,115	61.36
80.01 - 85.00	5	1,317,645	0.12
85.01 - 90.00	49	11,283,784	1.04
90.01 - 95.00	33	9,191,823	0.85
95.01 - 100.00	1	274,979	0.03
Total	2,572	$1,086,615,227	100.00%

Weighted Average Original Loan-to-Value:		74.10%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Total

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	6	$2,639,895	0.24%
Arizona	202	60,199,524	5.54
Arkansas	2	1,126,000	0.10
California	996	501,369,278	46.14
Colorado	91	33,952,952	3.12
Connecticut	13	6,953,434	0.64
Delaware	6	2,982,869	0.27
District of Columbia	10	5,128,466	0.47
Florida	206	80,243,599	7.38
Georgia	35	12,562,375	1.16
Hawaii	11	7,551,223	0.69
Idaho	20	6,309,590	0.58
Illinois	62	23,749,663	2.19
Indiana	4	922,516	0.08
Iowa	3	263,447	0.02
Kansas	3	1,580,355	0.15
Kentucky	2	660,000	0.06
Maine	1	166,800	0.02
Maryland	56	21,486,163	1.98
Massachusetts	31	15,922,329	1.47
Michigan	11	3,039,722	0.28
Minnesota	42	12,356,868	1.14
Mississippi	1	155,000	0.01
Missouri	16	7,797,860	0.72
Montana	7	2,990,767	0.28
Nebraska	5	929,166	0.09
Nevada	154	53,243,973	4.90
New Hampshire	2	958,003	0.09
New Jersey	37	20,001,169	1.84
New Mexico	6	1,050,841	0.10
New York	36	20,207,731	1.86
North Carolina	31	11,429,123	1.05
North Dakota	1	98,208	0.01
Ohio	6	2,235,539	0.21
Oklahoma	2	306,575	0.03
Oregon	63	18,755,091	1.73
Pennsylvania	18	7,501,237	0.69
Rhode Island	2	716,800	0.07
South Carolina	19	8,812,743	0.81
South Dakota	2	161,460	0.01
Tennessee	4	1,223,706	0.11
Texas	25	8,132,150	0.75
Utah	36	11,769,529	1.08
Vermont	3	1,792,087	0.16
Virginia	101	44,990,254	4.14
Washington	160	54,399,864	5.01
West Virginia	3	914,830	0.08
Wisconsin	17	3,733,012	0.34
Wyoming	2	1,141,440	0.11
Total	2,572	$1,086,615,227	100.00%

*No more than approximately 0.50% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Total

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 - 499	2	$522,197	0.05%
500 - 549	11	4,209,741	0.39
550 - 574	11	5,045,783	0.46
575 - 599	39	16,396,174	1.51
600 - 619	40	16,234,740	1.49
620 - 639	50	17,751,214	1.63
640 - 659	116	47,999,823	4.42
660 - 679	189	78,370,899	7.21
680 - 699	303	121,356,057	11.17
700 - 719	324	133,445,371	12.28
720 - 739	372	155,234,915	14.29
740 - 759	391	175,933,230	16.19
760 - 779	436	188,966,538	17.39
780 - 799	266	115,944,170	10.67
800 - 819	21	9,054,375	0.83
820 - 839	1	150,000	0.01
Total	2,572	$1,086,615,227	100.00%

Non-Zero Weighted Average Credit Score:		725

Property Types of the Mortgage Properties in Total

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	95	$41,846,305	3.85%
Condominium	390	128,681,639	11.84
PUD	582	242,127,532	22.28
Single Family	1,504	673,518,892	61.98
Townhouse	1	440,859	0.04
Total	2,572	$1,086,615,227	100.00%

Occupancy Status of Mortgage Properties in Total

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	491	$137,429,865	12.65%
Owner Occupied	1,887	856,945,209	78.86
Second Home	194	92,240,153	8.49
Total	2,572	$1,086,615,227	100.00%

Loan Purpose of the Mortgage Loans in Total

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	674	$305,998,409	28.16%
Purchase	1,503	589,647,841	54.26
Rate/Term Refinance	395	190,968,977	17.57
Total	2,572	$1,086,615,227	100.00%

Documentation Type of the Mortgage Loans in Total

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	1,076	$430,062,728	39.58%
Limited	1	413,824	0.04
No Documentation	13	3,263,107	0.30
No Income/No Asset	104	31,163,003	2.87
No Ratio	92	31,517,801	2.90
Prefered	362	201,240,539	18.52
Reduced	291	131,835,603	12.13
Stated Income	448	187,295,353	17.24
Stated/Stated	183	69,000,468	6.35
Streamline	2	822,800	0.08
Total	2,572	$1,086,615,227	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Total

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	2,551	$1,079,255,618	99.32%
480	21	7,359,609	0.68
Total	2,572	$1,086,615,227	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		480
Weighted Average Orig. Term to Stated Mat. (Mths):		361

Remaining Terms to Stated Maturity of the Mortgage Loans in Total

Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300 - 359	2,551	$1,079,255,618	99.32%
361 or greater	21	7,359,609	0.68
Total	2,572	$1,086,615,227	100.00%

Minimum Remaining Term to Stated Maturity (Mths):		313
Maximum Remaining Term to Stated Maturity (Mths):		473
Weighted Average Rem. Term to Stated Mat. (Mths):		351

Index of the Mortgage Loans in Total

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	632	$234,752,789	21.60%
1 YR LIBOR	1,639	762,520,250	70.17
6 Mo LIBOR	301	89,342,188	8.22
Total	2,572	$1,086,615,227	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Total

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	301	$89,342,188	8.22%
12 Months	2,271	997,273,039	91.78
Total	2,572	$1,086,615,227	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Total

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
13 - 15	1	$522,657	0.05%
16 - 18	1	421,575	0.04
25 - 27	1	679,245	0.06
31 - 33	5	2,051,847	0.19
34 - 36	42	19,648,611	1.81
37 - 39	12	5,678,213	0.52
40 - 42	437	144,788,794	13.32
43 - 45	1	618,750	0.06
46 - 48	11	4,768,056	0.44
49 - 51	405	175,170,347	16.12
52 - 54	845	389,695,402	35.86
64 - 66	2	1,113,181	0.10
67 - 69	3	543,320	0.05
70 - 72	11	4,298,855	0.40
73 - 75	136	48,939,719	4.50
76 - 78	443	206,036,056	18.96
109 - 111	62	24,011,357	2.21
112 - 114	154	57,629,242	5.30
Total	2,572	$1,086,615,227	100.00%

Weighted Average Months to Next Rate Adjustment :		60

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total
Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000 - 9.750	31	$14,532,584	1.34%
9.751 - 10.000	37	16,940,683	1.56
10.001 - 10.250	49	22,295,398	2.05
10.251 - 10.500	75	31,556,895	2.90
10.501 - 10.750	95	42,145,480	3.88
10.751 - 11.000	187	86,192,954	7.93
11.001 - 11.250	312	166,179,222	15.29
11.251 - 11.500	503	228,674,741	21.04
11.501 - 11.750	463	188,947,840	17.39
11.751 - 12.000	411	150,929,009	13.89
12.001 - 12.250	187	62,886,280	5.79
12.251 - 12.500	90	29,103,862	2.68
12.501 - 12.750	57	21,243,028	1.95
12.751 - 13.000	39	12,149,401	1.12
13.001 - 13.250	16	4,446,215	0.41
13.251 - 13.500	10	4,938,613	0.45
13.501 - 13.750	7	1,650,025	0.15
13.751 - 14.000	2	1,111,949	0.10
15.501 - 15.750	1	691,047	0.06
Total	2,572	$1,086,615,227	100.00%

Weighted Average Maximum Mortgage Rate:		11.475%
Periodic Rate Cap of the Mortgage Loans in Total

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	112	$36,903,685	3.40%
2.000	2,459	1,049,515,542	96.59
2.250	1	196,000	0.02
Total	2,572	$1,086,615,227	100.00%

Non-Zero Weighted Average Periodic Rate Cap:		1.966%

Initial Rate Cap of the Mortgage Loans in Total

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	16	$5,248,495	0.48%
3.000	5	2,297,819	0.21
5.000	2,160	960,246,537	88.37
5.125	1	234,000	0.02
6.000	390	118,588,376	10.91
Total	2,572	$1,086,615,227	100.00%

Non-Zero Weighted Average Initial Rate Cap:		5.090%

Gross Margin of the Mortgage Loans in Total

Gross Margins (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000 - 1.500	1	$691,047	0.06%
2.001 - 2.500	1,865	824,871,780	75.91
2.501 - 3.000	669	246,704,887	22.70
3.001 - 3.500	31	11,961,481	1.10
4.001 - 4.500	1	251,960	0.02
5.001 - 5.500	1	171,954	0.02
5.501 - 6.000	3	1,542,843	0.14
6.501 - 7.000	1	419,274	0.04
Total	2,572	$1,086,615,227	100.00%

Weighted Average Gross Margin:		2.383%

Interest Only Feature of the Mortgage Loans in Total
Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	321	$119,019,205	10.95%
5 Years	544	222,983,052	20.52
7 Years	192	76,512,081	7.04
10 Years	1,515	668,100,889	61.48
Total	2,572	$1,086,615,227	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Total
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	2,041	$854,201,415	78.61%
6 Months	3	1,342,092	0.12
12 Months	175	99,737,176	9.18
24 Months	4	1,874,488	0.17
36 Months	282	97,554,033	8.98
60 Months	67	31,906,023	2.94
Total	2,572	$1,086,615,227	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group I

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	2	$154,000	0.09%
100,001 - 200,000	97	15,379,552	8.70
200,001 - 300,000	135	33,174,461	18.77
300,001 - 350,000	49	15,712,326	8.89
350,001 - 400,000	56	20,560,377	11.64
400,001 - 450,000	50	21,297,151	12.05
450,001 - 500,000	34	16,122,822	9.12
500,001 - 550,000	16	8,333,969	4.72
550,001 - 600,000	27	14,996,371	8.49
600,001 - 650,000	10	6,150,825	3.48
650,001 - 700,000	4	2,728,148	1.54
700,001 - 800,000	8	5,872,418	3.32
800,001 - 900,000	5	4,385,732	2.48
900,001 - 1,000,000	7	6,839,756	3.87
1,100,001 - 1,200,000	1	1,145,291	0.65
1,300,001 - 1,400,000	1	1,400,000	0.79
1,400,001 - 1,500,000	1	1,500,000	0.85
1,500,001 or greater	1	949,000	0.54
Total	504	$176,702,199	100.00%

Minimum Original Principal Balance:		$75,000
Maximum Original Principal Balance:		$1,615,000
Average Original Principal Balance:		$356,300

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group I

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	2	$154,000	0.09%
100,001 - 200,000	99	15,772,484	8.93
200,001 - 300,000	136	33,654,526	19.05
300,001 - 350,000	51	16,449,413	9.31
350,001 - 400,000	55	20,449,397	11.57
400,001 - 450,000	48	20,512,388	11.61
450,001 - 500,000	35	16,707,921	9.46
500,001 - 550,000	21	11,118,807	6.29
550,001 - 600,000	20	11,498,609	6.51
600,001 - 650,000	9	5,564,310	3.15
650,001 - 700,000	5	3,407,393	1.93
700,001 - 800,000	7	5,193,173	2.94
800,001 - 900,000	5	4,385,732	2.48
900,001 - 1,000,000	8	7,788,756	4.41
1,100,001 - 1,200,000	1	1,145,291	0.65
1,300,001 - 1,400,000	1	1,400,000	0.79
1,400,001 - 1,500,000	1	1,500,000	0.85
Total	504	$176,702,199	100.00%

Minimum Scheduled Principal Balance:		$75,000
Maximum Scheduled Principal Balance:		$1,500,000
Average Scheduled Principal Balance:		$350,600

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group I

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
4.000 - 4.249	2	$1,541,639	0.87%
4.250 - 4.499	5	2,467,436	1.40
4.500 - 4.749	7	3,429,480	1.94
4.750 - 4.999	34	15,017,308	8.50
5.000 - 5.249	26	12,176,765	6.89
5.250 - 5.499	72	26,586,708	15.05
5.500 - 5.749	98	35,869,331	20.30
5.750 - 5.999	128	39,299,947	22.24
6.000 - 6.249	72	20,417,853	11.55
6.250 - 6.499	40	12,116,435	6.86
6.500 - 6.749	14	5,854,139	3.31
6.750 - 6.999	3	924,564	0.52
7.000 - 7.249	1	700,000	0.40
7.250 - 7.499	2	300,596	0.17
Total	504	$176,702,199	100.00%

Minimum Mortgage Rate:		4.000%
Maximum Mortgage Rate:		7.250%
Weighted Average Mortgage Rate:		5.593%

Original Loan-to-Value Ratios* in Loan Group I

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00 - 30.00	2	$554,230	0.31%
30.01 - 40.00	8	3,318,915	1.88
40.01 - 50.00	11	3,890,721	2.20
50.01 - 55.00	12	4,982,872	2.82
55.01 - 60.00	13	6,335,077	3.59
60.01 - 65.00	18	6,240,784	3.53
65.01 - 70.00	27	9,778,579	5.53
70.01 - 75.00	58	25,492,855	14.43
75.01 - 80.00	351	114,962,829	65.06
85.01 - 90.00	4	1,145,338	0.65
Total	504	$176,702,199	100.00%

Weighted Average Original Loan-to-Value:		74.23%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group I

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	37	$9,904,310	5.61%
California	223	88,419,933	50.04
Colorado	15	4,459,955	2.52
Connecticut	3	564,674	0.32
Delaware	1	601,504	0.34
District of Columbia	2	1,562,609	0.88
Florida	28	7,284,840	4.12
Georgia	6	1,697,723	0.96
Idaho	4	734,458	0.42
Illinois	23	8,687,312	4.92
Kansas	1	241,445	0.14
Maryland	14	5,181,797	2.93
Massachusetts	6	1,820,630	1.03
Michigan	1	107,922	0.06
Minnesota	7	2,413,074	1.37
Missouri	2	273,820	0.15
Montana	2	949,087	0.54
Nevada	15	5,362,458	3.03
New Jersey	8	3,321,889	1.88
New Mexico	1	194,400	0.11
New York	3	1,456,821	0.82
North Carolina	3	1,404,385	0.79
Ohio	1	413,226	0.23
Oregon	16	3,720,103	2.11
Pennsylvania	2	244,377	0.14
Rhode Island	1	276,800	0.16
Texas	4	2,204,376	1.25
Utah	5	1,089,162	0.62
Virginia	25	9,519,452	5.39
Washington	42	11,579,105	6.55
Wisconsin	3	1,010,551	0.57
Total	504	$176,702,199	100.00%

*No more than approximately 0.85% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Loan Group I

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
550 - 574	3	$1,192,900	0.68%
575 - 599	9	2,684,521	1.52
600 - 619	7	2,334,955	1.32
620 - 639	14	4,002,792	2.27
640 - 659	22	7,983,911	4.52
660 - 679	32	10,062,336	5.69
680 - 699	61	21,138,856	11.96
700 - 719	63	20,819,704	11.78
720 - 739	82	30,018,624	16.99
740 - 759	68	22,750,764	12.88
760 - 779	78	29,610,680	16.76
780 - 799	57	20,743,215	11.74
800 - 819	8	3,358,941	1.90
Total	504	$176,702,199	100.00%

Non-Zero Weighted Average Credit Score:		727

Property Types of the Mortgage Properties in Loan Group I

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	10	$3,098,597	1.75%
Condominium	86	22,622,202	12.80
PUD	95	29,369,911	16.62
Single Family	313	121,611,489	68.82
Total	504	$176,702,199	100.00%

Occupancy Status of Mortgage Properties in Loan Group I

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	34	$7,543,098	4.27%
Owner Occupied	449	162,295,043	91.85
Second Home	21	6,864,058	3.88
Total	504	$176,702,199	100.00%

Loan Purpose of the Mortgage Loans in Loan Group I

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	135	$51,012,987	28.87%
Purchase	302	99,319,316	56.21
Rate/Term Refinance	67	26,369,895	14.92
Total	504	$176,702,199	100.00%

Documentation Type of the Mortgage Loans in Loan Group I

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	201	$73,132,182	41.39%
No Documentation	13	3,263,107	1.85
No Ratio	13	3,484,824	1.97
Stated Income	270	93,882,839	53.13
Stated/Stated	7	2,939,248	1.66
Total	504	$176,702,199	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group I

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	504	$176,702,199	100.00%
Total	504	$176,702,199	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		360
Weighted Average Orig. Term to Stated Mat. (Mths):		360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group I

Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300 - 359	504	$176,702,199	100.00%
Total	504	$176,702,199	100.00%

Minimum Remaining Term to Stated Maturity (Mths):		313
Maximum Remaining Term to Stated Maturity (Mths):		347
Weighted Average Rem. Term to Stated Mat. (Mths):		340

Index of the Mortgage Loans in Loan Group I

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	63	$29,155,242	16.50%
1 YR LIBOR	166	66,612,248	37.70
6 Mo LIBOR	275	80,934,709	45.80
Total	504	$176,702,199	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group I

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	275	$80,934,709	45.80%
12 Months	229	95,767,490	54.20
Total	504	$176,702,199	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group I

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
13 - 15	1	$522,657	0.30%
16 - 18	1	421,575	0.24
25 - 27	1	679,245	0.38
31 - 33	5	2,051,847	1.16
34 - 36	42	19,648,611	11.12
37 - 39	12	5,678,213	3.21
40 - 42	437	144,788,794	81.94
43 - 45	1	618,750	0.35
46 - 48	4	2,292,506	1.30
Total	504	$176,702,199	100.00%

Weighted Average Months to Next Rate Adjustment :		40

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group I
Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000 - 9.750	28	$13,753,182	7.78%
9.751 - 10.000	30	13,043,180	7.38
10.001 - 10.250	37	17,178,445	9.72
10.251 - 10.500	50	20,202,850	11.43
10.501 - 10.750	54	21,732,269	12.30
10.751 - 11.000	24	6,790,793	3.84
11.001 - 11.250	10	3,173,159	1.80
11.251 - 11.500	46	13,702,978	7.75
11.501 - 11.750	49	13,256,777	7.50
11.751 - 12.000	94	27,295,610	15.45
12.001 - 12.250	57	18,107,634	10.25
12.251 - 12.500	16	5,435,705	3.08
12.501 - 12.750	6	2,029,021	1.15
13.001 - 13.250	3	1,000,596	0.57
Total	504	$176,702,199	100.00%

Weighted Average Maximum Mortgage Rate:		11.055%

Periodic Rate Cap of the Mortgage Loans in Loan Group I

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	504	$176,702,199	100.00%
Total	504	$176,702,199	100.00%

Non Zero Weighted Average Periodic Rate Cap:		2.000%

Initial Rate Cap of the Mortgage Loans in Loan Group I

Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	227	$94,886,666	53.70%
6.000	277	81,815,532	46.30
Total	504	$176,702,199	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.463%

Gross Margin of the Mortgage Loans in Loan Group I

Gross Margins (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 - 2.500	441	$147,748,178	83.61%
2.501 - 3.000	63	28,954,020	16.39
Total	504	$176,702,199	100.00%

Weighted Average Gross Margin:		2.333%

Interest Only Feature of the Mortgage Loans in Loan Group I
Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	119	$47,860,723	27.09%
5 Years	139	53,319,205	30.17
10 Years	246	75,522,271	42.74
Total	504	$176,702,199	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group I
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	361	$135,635,838	76.76%
12 Months	1	700,000	0.40
36 Months	138	38,592,611	21.84
60 Months	4	1,773,750	1.00
Total	504	$176,702,199	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group II

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	17	$1,397,788	0.25%
100,001 - 200,000	184	29,582,272	5.21
200,001 - 300,000	240	59,446,580	10.48
300,001 - 350,000	91	29,575,100	5.21
350,001 - 400,000	57	21,128,296	3.72
400,001 - 450,000	113	48,499,619	8.55
450,001 - 500,000	120	57,225,444	10.09
500,001 - 550,000	108	56,597,822	9.98
550,001 - 600,000	74	42,753,362	7.54
600,001 - 650,000	52	32,369,706	5.71
650,001 - 700,000	48	31,702,996	5.59
700,001 - 800,000	45	33,349,688	5.88
800,001 - 900,000	32	26,808,774	4.73
900,001 - 1,000,000	37	35,234,940	6.21
1,000,001 - 1,100,000	6	5,776,251	1.02
1,200,001 - 1,300,000	5	6,241,000	1.10
1,300,001 - 1,400,000	4	5,491,160	0.97
1,400,001 - 1,500,000	5	7,476,430	1.32
1,500,001 or greater	19	36,684,072	6.47
Total	1,257	$567,341,299	100.00%

Minimum Original Principal Balance:		$28,400
Maximum Original Principal Balance:		$3,000,000
Average Original Principal Balance:		$456,017

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	18	$1,477,272	0.26%
100,001 - 200,000	188	30,237,076	5.33
200,001 - 300,000	240	59,568,334	10.50
300,001 - 350,000	91	29,575,100	5.21
350,001 - 400,000	57	21,509,463	3.79
400,001 - 450,000	118	50,739,722	8.94
450,001 - 500,000	117	55,915,606	9.86
500,001 - 550,000	107	56,140,621	9.90
550,001 - 600,000	74	42,496,530	7.49
600,001 - 650,000	52	32,689,529	5.76
650,001 - 700,000	45	30,600,706	5.39
700,001 - 800,000	45	33,631,688	5.93
800,001 - 900,000	31	26,573,799	4.68
900,001 - 1,000,000	37	35,996,940	6.34
1,000,001 - 1,100,000	5	5,296,251	0.93
1,200,001 - 1,300,000	5	6,241,000	1.10
1,300,001 - 1,400,000	5	6,828,872	1.20
1,400,001 - 1,500,000	5	7,476,430	1.32
1,500,001 or greater	17	34,346,360	6.05
Total	1,257	$567,341,299	100.00%

Minimum Scheduled Principal Balance:		$28,015
Maximum Scheduled Principal Balance:		$3,000,000
Average Scheduled Principal Balance:		$451,346
Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
3.500 - 3.749	1	$388,000	0.07%
4.250 - 4.499	2	491,402	0.09
4.500 - 4.749	1	288,000	0.05
4.750 - 4.999	4	2,341,048	0.41
5.000 - 5.249	6	2,907,711	0.51
5.250 - 5.499	15	6,253,910	1.10
5.500 - 5.749	20	10,440,699	1.84
5.750 - 5.999	63	30,678,543	5.41
6.000 - 6.249	153	85,219,406	15.02
6.250 - 6.499	256	120,302,254	21.20
6.500 - 6.749	295	136,640,609	24.08
6.750 - 6.999	272	108,993,650	19.21
7.000 - 7.249	89	30,481,056	5.37
7.250 - 7.499	46	19,057,050	3.36
7.500 - 7.749	15	7,458,917	1.31
7.750 - 7.999	11	3,451,258	0.61
8.000 - 8.249	5	1,079,004	0.19
8.500 - 8.749	3	868,784	0.15
Total	1,257	$567,341,299	100.00%

Minimum Mortgage Rate:		3.500%
Maximum Mortgage Rate:		8.625%
Weighted Average Mortgage Rate:		6.468%

Original Loan-to-Value Ratios* in Loan Group II

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00 - 30.00	6	$1,011,163	0.18%
30.01 - 40.00	12	5,439,089	0.96
40.01 - 50.00	30	17,773,628	3.13
50.01 - 55.00	19	11,453,589	2.02
55.01 - 60.00	24	10,671,137	1.88
60.01 - 65.00	55	29,146,322	5.14
65.01 - 70.00	93	54,846,745	9.67
70.01 - 75.00	111	60,361,565	10.64
75.01 - 80.00	861	363,310,440	64.04
80.01 - 85.00	2	761,600	0.13
85.01 - 90.00	22	5,638,837	0.99
90.01 - 95.00	21	6,652,205	1.17
95.01 - 100.00	1	274,979	0.05
Total	1,257	$567,341,299	100.00%

Weighted Average Original Loan-to-Value:		74.90%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group II

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Alabama	6	$2,639,895	0.47%
Arizona	113	31,409,005	5.54
Arkansas	1	1,000,000	0.18
California	482	260,767,183	45.96
Colorado	42	15,882,259	2.80
Connecticut	5	2,437,548	0.43
Delaware	1	488,891	0.09
District of Columbia	4	898,826	0.16
Florida	96	44,054,651	7.77
Georgia	14	5,820,480	1.03
Hawaii	5	5,673,660	1.00
Idaho	8	3,495,791	0.62
Illinois	21	9,287,763	1.64
Indiana	3	417,716	0.07
Iowa	3	263,447	0.05
Kansas	1	729,550	0.13
Kentucky	1	495,200	0.09
Maine	1	166,800	0.03
Maryland	30	12,131,060	2.14
Massachusetts	12	7,180,429	1.27
Michigan	4	1,686,400	0.30
Minnesota	20	6,526,907	1.15
Mississippi	1	155,000	0.03
Missouri	8	3,741,330	0.66
Montana	3	1,636,379	0.29
Nebraska	2	264,366	0.05
Nevada	105	36,097,350	6.36
New Hampshire	1	518,003	0.09
New Jersey	18	11,459,176	2.02
New Mexico	4	686,841	0.12
New York	14	7,434,443	1.31
North Carolina	24	9,117,387	1.61
North Dakota	1	98,208	0.02
Ohio	4	1,575,536	0.28
Oklahoma	1	198,575	0.04
Oregon	32	10,617,724	1.87
Pennsylvania	9	4,571,685	0.81
South Carolina	7	4,819,600	0.85
South Dakota	1	110,900	0.02
Tennessee	3	1,059,786	0.19
Texas	15	4,981,222	0.88
Utah	21	8,023,924	1.41
Vermont	1	1,033,316	0.18
Virginia	45	22,344,374	3.94
Washington	55	20,856,260	3.68
West Virginia	1	288,000	0.05
Wisconsin	6	1,057,014	0.19
Wyoming	2	1,141,440	0.20
Total	1,257	$567,341,299	100.00%

*No more than approximately 0.79% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Loan Group II

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 - 499	1	$326,053	0.06%
500 - 549	6	2,040,526	0.36
550 - 574	5	2,676,168	0.47
575 - 599	18	8,831,299	1.56
600 - 619	22	9,602,973	1.69
620 - 639	17	6,779,539	1.19
640 - 659	63	26,471,420	4.67
660 - 679	101	44,499,414	7.84
680 - 699	153	64,036,296	11.29
700 - 719	148	63,412,073	11.18
720 - 739	174	78,659,113	13.86
740 - 759	192	89,971,374	15.86
760 - 779	220	104,105,643	18.35
780 - 799	133	64,256,346	11.33
800 - 819	4	1,673,063	0.29
Total	1,257	$567,341,299	100.00%

Non-Zero Weighted Average Credit Score:		725

Property Types of the Mortgage Properties in Loan Group II

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	28	$13,131,404	2.31%
Condominium	163	65,296,364	11.51
PUD	374	159,638,420	28.14
Single Family	692	329,275,112	58.04
Total	1,257	$567,341,299	100.00%

Occupancy Status of Mortgage Properties in Loan Group II

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	205	$58,665,516	10.34%
Owner Occupied	938	452,924,197	79.83
Second Home	114	55,751,587	9.83
Total	1,257	$567,341,299	100.00%

Loan Purpose of the Mortgage Loans in Loan Group II

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	311	$150,771,324	26.58%
Purchase	760	319,787,417	56.37
Rate/Term Refinance	186	96,782,559	17.06
Total	1,257	$567,341,299	100.00%

Documentation Type of the Mortgage Loans in Loan Group II

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	548	$239,860,959	42.28%
No Income/No Asset	69	20,859,832	3.68
No Ratio	51	17,340,098	3.06
Prefered	252	140,980,245	24.85
Reduced	159	68,755,420	12.12
Stated Income	85	44,087,126	7.77
Stated/Stated	93	35,457,620	6.25
Total	1,257	$567,341,299	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	1,249	$564,479,131	99.50%
480	8	2,862,168	0.50
Total	1,257	$567,341,299	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		480
Weighted Average Orig. Term to Stated Mat. (Mths):		361

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II

Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300 - 359	1,249	$564,479,131	99.50%
361 or greater	8	2,862,168	0.50
Total	1,257	$567,341,299	100.00%

Minimum Remaining Term to Stated Maturity (Mths):		348
Maximum Remaining Term to Stated Maturity (Mths):		473
Weighted Average Rem. Term to Stated Mat. (Mths):		352

Index of the Mortgage Loans in Loan Group II

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	235	$84,852,302	14.96%
1 YR LIBOR	996	474,081,519	83.56
6 Mo LIBOR	26	8,407,479	1.48
Total	1,257	$567,341,299	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group II

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
6 Months	26	$8,407,479	1.48%
12 Months	1,231	558,933,820	98.52
Total	1,257	$567,341,299	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
46 - 48	7	$2,475,550	0.44%
49 - 51	405	175,170,347	30.88
52 - 54	845	389,695,402	68.69
Total	1,257	$567,341,299	100.00%

Weighted Average Months to Next Rate Adjustment :		52

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II
Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000 - 9.750	3	$779,402	0.14%
9.751 - 10.000	6	3,377,503	0.60
10.001 - 10.250	11	4,522,212	0.80
10.251 - 10.500	15	6,958,372	1.23
10.501 - 10.750	29	15,528,004	2.74
10.751 - 11.000	110	54,576,919	9.62
11.001 - 11.250	197	108,286,445	19.09
11.251 - 11.500	294	139,742,121	24.63
11.501 - 11.750	233	100,631,371	17.74
11.751 - 12.000	162	63,155,583	11.13
12.001 - 12.250	53	21,035,088	3.71
12.251 - 12.500	40	12,921,467	2.28
12.501 - 12.750	41	15,712,865	2.77
12.751 - 13.000	34	9,703,129	1.71
13.001 - 13.250	13	3,445,619	0.61
13.251 - 13.500	10	4,938,613	0.87
13.501 - 13.750	4	914,637	0.16
13.751 - 14.000	2	1,111,949	0.20
Total	1,257	$567,341,299	100.00%

Weighted Average Maximum Mortgage Rate:		11.536%

Periodic Rate Cap of the Mortgage Loans in Loan Group II

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	103	$33,389,065	5.89%
2.000	1,153	533,756,235	94.08
2.250	1	196,000	0.03
Total	1,257	$567,341,299	100.00%

Non Zero Weighted Average Periodic Rate Cap:		1.941%

Initial Rate Cap of the Mortgage Loans in Loan Group II
Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	14	$4,422,448	0.78%
3.000	3	1,321,199	0.23
5.000	1,139	528,288,611	93.12
6.000	101	33,309,042	5.87
Total	1,257	$567,341,299	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.031%

Gross Margin of the Mortgage Loans in Loan Group II

Gross Margins (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 - 2.500	964	$459,892,141	81.06%
2.501 - 3.000	261	94,587,267	16.67
3.001 - 3.500	27	10,895,135	1.92
4.001 - 4.500	1	251,960	0.04
5.001 - 5.500	1	171,954	0.03
5.501 - 6.000	3	1,542,843	0.27
Total	1,257	$567,341,299	100.00%

Weighted Average Gross Margin:		2.366%

Interest Only Feature of the Mortgage Loans in Loan Group II
Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	101	$39,050,878	6.88%
5 Years	402	167,919,327	29.60
10 Years	754	360,371,095	63.52
Total	1,257	$567,341,299	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	1,007	$437,799,794	77.17%
6 Months	1	303,900	0.05
12 Months	112	68,645,555	12.10
24 Months	4	1,874,488	0.33
36 Months	103	41,553,909	7.32
60 Months	30	17,163,653	3.03
Total	1,257	$567,341,299	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group III

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	10	$936,176	0.36%
100,001 - 200,000	102	15,976,697	6.12
200,001 - 300,000	99	24,404,787	9.35
300,001 - 350,000	35	11,377,775	4.36
350,001 - 400,000	26	9,837,712	3.77
400,001 - 450,000	52	22,518,734	8.63
450,001 - 500,000	73	34,718,227	13.31
500,001 - 550,000	37	19,045,340	7.30
550,001 - 600,000	44	25,068,220	9.61
600,001 - 650,000	33	20,722,022	7.94
650,001 - 700,000	14	9,430,261	3.61
700,001 - 800,000	25	18,337,313	7.03
800,001 - 900,000	10	8,697,737	3.33
900,001 - 1,000,000	19	18,121,209	6.94
1,000,001 - 1,100,000	2	2,043,970	0.78
1,200,001 - 1,300,000	2	2,460,000	0.94
1,300,001 - 1,400,000	4	5,301,701	2.03
1,400,001 - 1,500,000	5	7,476,250	2.87
1,500,001 or greater	3	4,457,000	1.71
Total	595	$260,931,131	100.00%

Minimum Original Principal Balance:		$64,500
Maximum Original Principal Balance:		$1,872,000
Average Original Principal Balance:		$442,720

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	10	$936,176	0.36%
100,001 - 200,000	103	16,146,697	6.19
200,001 - 300,000	100	24,662,387	9.45
300,001 - 350,000	35	11,377,775	4.36
350,001 - 400,000	26	9,837,712	3.77
400,001 - 450,000	52	22,518,734	8.63
450,001 - 500,000	74	35,213,227	13.50
500,001 - 550,000	37	19,422,631	7.44
550,001 - 600,000	43	24,822,411	9.51
600,001 - 650,000	33	20,722,022	7.94
650,001 - 700,000	16	10,804,471	4.14
700,001 - 800,000	22	16,468,102	6.31
800,001 - 900,000	10	8,697,737	3.33
900,001 - 1,000,000	19	18,562,128	7.11
1,000,001 - 1,100,000	2	2,043,970	0.78
1,200,001 - 1,300,000	3	3,727,501	1.43
1,300,001 - 1,400,000	3	4,034,200	1.55
1,400,001 - 1,500,000	5	7,476,250	2.87
1,500,001 or greater	2	3,457,000	1.32
Total	595	$260,931,131	100.00%

Minimum Scheduled Principal Balance:		$63,045
Maximum Scheduled Principal Balance:		$1,872,000
Average Scheduled Principal Balance:		$438,540

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000 - 5.249	1	$520,000	0.20%
5.250 - 5.499	5	2,429,116	0.93
5.500 - 5.749	9	3,836,565	1.47
5.750 - 5.999	33	14,135,416	5.42
6.000 - 6.249	74	36,862,102	14.13
6.250 - 6.499	138	72,279,861	27.70
6.500 - 6.749	130	50,642,531	19.41
6.750 - 6.999	113	46,727,304	17.91
7.000 - 7.249	49	17,225,909	6.60
7.250 - 7.499	23	7,815,222	3.00
7.500 - 7.749	15	6,132,033	2.35
7.750 - 7.999	5	2,325,072	0.89
Total	595	$260,931,131	100.00%

Minimum Mortgage Rate:		5.000%
Maximum Mortgage Rate:		7.875%
Weighted Average Mortgage Rate:		6.491%

Original Loan-to-Value Ratios* in Loan Group III

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00 - 30.00	5	$1,387,480	0.53%
30.01 - 40.00	16	5,102,352	1.96
40.01 - 50.00	19	7,837,998	3.00
50.01 - 55.00	15	8,705,847	3.34
55.01 - 60.00	18	6,535,424	2.50
60.01 - 65.00	32	20,338,737	7.79
65.01 - 70.00	48	25,105,270	9.62
70.01 - 75.00	56	30,292,905	11.61
75.01 - 80.00	362	150,264,019	57.59
80.01 - 85.00	1	126,119	0.05
85.01 - 90.00	16	3,547,314	1.36
90.01 - 95.00	7	1,687,667	0.65
Total	595	$260,931,131	100.00%

Weighted Average Original Loan-to-Value:		73.19%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group III

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	40	$15,376,221	5.89%
California	230	119,633,898	45.85
Colorado	24	8,192,470	3.14
Connecticut	4	3,451,212	1.32
Delaware	4	1,892,474	0.73
District of Columbia	2	2,121,699	0.81
Florida	59	21,338,092	8.18
Georgia	12	4,421,708	1.69
Hawaii	4	1,370,865	0.53
Idaho	5	1,650,945	0.63
Illinois	11	4,219,587	1.62
Indiana	1	504,800	0.19
Kansas	1	609,360	0.23
Maryland	8	2,828,850	1.08
Massachusetts	9	4,578,674	1.75
Michigan	3	768,080	0.29
Minnesota	13	3,025,776	1.16
Missouri	5	2,448,536	0.94
Montana	1	239,943	0.09
Nebraska	3	664,800	0.25
Nevada	29	10,337,581	3.96
New Hampshire	1	440,000	0.17
New Jersey	7	3,467,542	1.33
New York	8	5,686,724	2.18
North Carolina	4	907,351	0.35
Ohio	1	246,777	0.09
Oklahoma	1	108,000	0.04
Oregon	9	3,109,853	1.19
Pennsylvania	2	871,200	0.33
Rhode Island	1	440,000	0.17
South Carolina	6	2,786,658	1.07
Texas	1	184,337	0.07
Utah	8	2,346,741	0.90
Vermont	2	758,771	0.29
Virginia	22	9,537,042	3.66
Washington	48	18,773,605	7.19
West Virginia	2	626,830	0.24
Wisconsin	4	964,128	0.37
Total	595	$260,931,131	100.00%

*No more than approximately 0.85% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.
Credit Scores of the Mortgage Loans in Loan Group III

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 - 499	1	$196,144	0.08%
500 - 549	5	2,169,215	0.83
550 - 574	3	1,176,715	0.45
575 - 599	11	4,708,354	1.80
600 - 619	8	3,384,993	1.30
620 - 639	13	5,168,381	1.98
640 - 659	26	12,059,324	4.62
660 - 679	42	18,119,049	6.94
680 - 699	72	29,491,581	11.30
700 - 719	84	36,730,062	14.08
720 - 739	85	35,725,750	13.69
740 - 759	90	46,688,030	17.89
760 - 779	100	42,616,369	16.33
780 - 799	49	20,541,522	7.87
800 - 819	5	2,005,642	0.77
820 - 839	1	150,000	0.06
Total	595	$260,931,131	100.00%

Non-Zero Weighted Average Credit Score:		721

Property Types of the Mortgage Properties in Loan Group III

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	30	$13,838,765	5.30%
Condominium	84	24,692,331	9.46
PUD	110	52,573,476	20.15
Single Family	370	169,385,700	64.92
Townhouse	1	440,859	0.17
Total	595	$260,931,131	100.00%

Occupancy Status of Mortgage Properties in Loan Group III

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	122	$35,422,212	13.58%
Owner Occupied	433	206,231,146	79.04
Second Home	40	19,277,772	7.39
Total	595	$260,931,131	100.00%

Loan Purpose of the Mortgage Loans in Loan Group III

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	163	$73,891,859	28.32%
Purchase	309	125,126,360	47.95
Rate/Term Refinance	123	61,912,912	23.73
Total	595	$260,931,131	100.00%

Documentation Type of the Mortgage Loans in Loan Group III

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	219	$84,659,643	32.45%
No Income/No Asset	27	8,113,776	3.11
No Ratio	24	9,862,255	3.78
Prefered	110	60,260,294	23.09
Reduced	132	63,080,183	24.18
Stated Income	41	19,585,988	7.51
Stated/Stated	40	14,546,191	5.57
Streamline	2	822,800	0.32
Total	595	$260,931,131	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	582	$256,433,690	98.28%
480	13	4,497,441	1.72
Total	595	$260,931,131	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		480
Weighted Average Orig. Term to Stated Mat. (Mths):		362

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III

Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300 - 359	582	$256,433,690	98.28%
361 or greater	13	4,497,441	1.72
Total	595	$260,931,131	100.00%

Minimum Remaining Term to Stated Maturity (Mths):		340
Maximum Remaining Term to Stated Maturity (Mths):		473
Weighted Average Rem. Term to Stated Mat. (Mths):		354

Index of the Mortgage Loans in Loan Group III

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	160	$53,884,680	20.65%
1 YR LIBOR	435	207,046,450	79.35
Total	595	$260,931,131	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group III

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
12 Months	595	$260,931,131	100.00%
Total	595	$260,931,131	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
64 - 66	2	$1,113,181	0.43%
67 - 69	3	543,320	0.21
70 - 72	11	4,298,855	1.65
73 - 75	136	48,939,719	18.76
76 - 78	443	206,036,056	78.96
Total	595	$260,931,131	100.00%

Weighted Average Months to Next Rate Adjustment :		76

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III
Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
9.751 - 10.000	1	$520,000	0.20%
10.001 - 10.250	1	594,741	0.23
10.251 - 10.500	10	4,395,674	1.68
10.501 - 10.750	11	4,264,486	1.63
10.751 - 11.000	51	23,913,117	9.16
11.001 - 11.250	105	54,719,618	20.97
11.251 - 11.500	143	66,983,656	25.67
11.501 - 11.750	113	44,869,522	17.20
11.751 - 12.000	88	34,143,398	13.09
12.001 - 12.250	34	11,944,412	4.58
12.251 - 12.500	22	8,042,156	3.08
12.501 - 12.750	7	2,667,642	1.02
12.751 - 13.000	5	2,446,272	0.94
13.501 - 13.750	3	735,388	0.28
15.501 - 15.750	1	691,047	0.26
Total	595	$260,931,131	100.00%

Weighted Average Maximum Mortgage Rate:		11.519%

Periodic Rate Cap of the Mortgage Loans in Loan Group III

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1.000	9	$3,514,621	1.35%
2.000	586	257,416,510	98.65
Total	595	$260,931,131	100.00%

Non Zero Weighted Average Periodic Rate Cap:		1.987%

Initial Rate Cap of the Mortgage Loans in Loan Group III
Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	2	$826,047	0.32%
3.000	2	976,621	0.37
5.000	578	255,430,661	97.89
5.125	1	234,000	0.09
6.000	12	3,463,802	1.33
Total	595	$260,931,131	100.00%

Non Zero Weighted Average Initial Rate Cap:		4.996%

Gross Margin of the Mortgage Loans in Loan Group III

Gross Margins (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.000 - 1.500	1	$691,047	0.26%
2.001 - 2.500	418	202,451,428	77.59
2.501 - 3.000	171	56,303,035	21.58
3.001 - 3.500	4	1,066,346	0.41
6.501 - 7.000	1	419,274	0.16
Total	595	$260,931,131	100.00%

Weighted Average Gross Margin:		2.368%

Interest Only Feature of the Mortgage Loans in Loan Group III
Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	63	$21,240,876	8.14%
5 Years	3	1,744,520	0.67
7 Years	192	76,512,081	29.32
10 Years	337	161,433,653	61.87
Total	595	$260,931,131	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	457	$199,125,185	76.31%
6 Months	2	1,038,192	0.40
12 Months	62	30,391,621	11.65
36 Months	41	17,407,513	6.67
60 Months	33	12,968,620	4.97
Total	595	$260,931,131	100.00%

Principal Balances of the Mortgage Loans at Origination in Loan Group IV

Original Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	6	$465,569	0.57%
100,001 - 200,000	67	10,365,008	12.70
200,001 - 300,000	41	9,932,215	12.17
300,001 - 350,000	23	7,185,462	8.80
350,001 - 400,000	6	2,280,373	2.79
400,001 - 450,000	16	6,815,707	8.35
450,001 - 500,000	5	2,432,846	2.98
500,001 - 550,000	3	1,545,706	1.89
550,001 - 600,000	9	5,169,197	6.33
600,001 - 650,000	5	3,162,458	3.87
650,001 - 700,000	10	6,809,733	8.34
700,001 - 800,000	10	6,874,828	8.42
800,001 - 900,000	3	2,610,100	3.20
900,001 - 1,000,000	2	1,844,100	2.26
1,000,001 - 1,100,000	1	1,098,409	1.35
1,200,001 - 1,300,000	2	2,250,000	2.76
1,300,001 - 1,400,000	1	1,334,175	1.63
1,400,001 - 1,500,000	4	5,914,714	7.24
1,500,001 or greater	2	3,550,000	4.35
Total	216	$81,640,598	100.00%

Minimum Original Principal Balance:		$50,560
Maximum Original Principal Balance:		$1,950,000
Average Original Principal Balance:		$385,150

Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group IV

Scheduled Principal Balance ($)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0 - 100,000	7	$550,260	0.67%
100,001 - 200,000	67	10,397,601	12.74
200,001 - 300,000	43	10,434,271	12.78
300,001 - 350,000	21	6,825,478	8.36
350,001 - 400,000	7	2,680,373	3.28
400,001 - 450,000	15	6,415,707	7.86
450,001 - 500,000	5	2,432,846	2.98
500,001 - 550,000	3	1,545,706	1.89
550,001 - 600,000	10	5,749,197	7.04
600,001 - 650,000	5	3,162,458	3.87
650,001 - 700,000	10	6,809,733	8.34
700,001 - 800,000	8	6,035,471	7.39
800,001 - 900,000	3	2,610,100	3.20
900,001 - 1,000,000	3	2,844,100	3.48
1,000,001 - 1,100,000	1	1,098,409	1.35
1,200,001 - 1,300,000	1	1,250,000	1.53
1,300,001 - 1,400,000	1	1,334,175	1.63
1,400,001 - 1,500,000	4	5,914,714	7.24
1,500,001 or greater	2	3,550,000	4.35
Total	216	$81,640,598	100.00%

Minimum Scheduled Principal Balance:		$50,560
Maximum Scheduled Principal Balance:		$1,950,000
Average Scheduled Principal Balance:		$377,966

Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group IV

Mortgage Interest Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.750 - 5.999	2	$824,070	1.01%
6.000 - 6.249	1	708,775	0.87
6.250 - 6.499	6	2,688,757	3.29
6.500 - 6.749	46	22,227,323	27.23
6.750 - 6.999	80	32,598,476	39.93
7.000 - 7.249	44	13,007,333	15.93
7.250 - 7.499	32	8,362,415	10.24
7.500 - 7.749	4	1,103,550	1.35
7.750 - 7.999	1	119,899	0.15
Total	216	$81,640,598	100.00%

Minimum Mortgage Rate:		5.750%
Maximum Mortgage Rate:		7.750%
Weighted Average Mortgage Rate:		6.824%

Original Loan-to-Value Ratios* in Loan Group IV

Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
0.00 - 30.00	3	$1,803,500	2.21%
30.01 - 40.00	7	1,673,823	2.05
40.01 - 50.00	7	3,085,361	3.78
50.01 - 55.00	1	1,250,000	1.53
55.01 - 60.00	11	6,891,111	8.44
60.01 - 65.00	10	6,103,867	7.48
65.01 - 70.00	20	9,249,487	11.33
70.01 - 75.00	23	11,088,451	13.58
75.01 - 80.00	120	38,260,828	46.86
80.01 - 85.00	2	429,926	0.53
85.01 - 90.00	7	952,295	1.17
90.01 - 95.00	5	851,950	1.04
Total	216	$81,640,598	100.00%

Weighted Average Original Loan-to-Value:		71.17%

*Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

Geographic Distribution* of the Mortgage Properties in Loan Group IV

Geographic Distribution	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Arizona	12	$3,509,988	4.30%
Arkansas	1	126,000	0.15
California	61	32,548,264	39.87
Colorado	10	5,418,268	6.64
Connecticut	1	500,000	0.61
District of Columbia	2	545,332	0.67
Florida	23	7,566,016	9.27
Georgia	3	622,464	0.76
Hawaii	2	506,698	0.62
Idaho	3	428,396	0.52
Illinois	7	1,555,001	1.90
Kentucky	1	164,800	0.20
Maryland	4	1,344,455	1.65
Massachusetts	4	2,342,596	2.87
Michigan	3	477,319	0.58
Minnesota	2	391,110	0.48
Missouri	1	1,334,175	1.63
Montana	1	165,358	0.20
Nevada	5	1,446,584	1.77
New Jersey	4	1,752,562	2.15
New Mexico	1	169,600	0.21
New York	11	5,629,743	6.90
Oregon	6	1,307,410	1.60
Pennsylvania	5	1,813,976	2.22
South Carolina	6	1,206,486	1.48
South Dakota	1	50,560	0.06
Tennessee	1	163,920	0.20
Texas	5	762,215	0.93
Utah	2	309,703	0.38
Virginia	9	3,589,387	4.40
Washington	15	3,190,894	3.91
Wisconsin	4	701,319	0.86
Total	216	$81,640,598	100.00%

*No more than approximately 2.39% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores of the Mortgage Loans in Loan Group IV

Range of Credit Scores	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
575 - 599	1	$172,000	0.21%
600 - 619	3	911,819	1.12
620 - 639	6	1,800,503	2.21
640 - 659	5	1,485,168	1.82
660 - 679	14	5,690,099	6.97
680 - 699	17	6,689,324	8.19
700 - 719	29	12,483,532	15.29
720 - 739	31	10,831,429	13.27
740 - 759	41	16,523,062	20.24
760 - 779	38	12,633,847	15.47
780 - 799	27	10,403,087	12.74
800 - 819	4	2,016,729	2.47
Total	216	$81,640,598	100.00%

Non-Zero Weighted Average Credit Score:		733

Property Types of the Mortgage Properties in Loan Group IV

Property Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2-4 Family	27	$11,777,540	14.43%
Condominium	57	16,070,743	19.68
PUD	3	545,725	0.67
Single Family	129	53,246,591	65.22
Total	216	$81,640,598	100.00%

Occupancy Status of Mortgage Properties in Loan Group IV

Occupancy Status	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Investor	130	$35,799,038	43.85%
Owner Occupied	67	35,494,823	43.48
Second Home	19	10,346,737	12.67
Total	216	$81,640,598	100.00%

Loan Purpose of the Mortgage Loans in Loan Group IV

Loan Purpose	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Cash Out Refinance	65	$30,322,239	37.14%
Purchase	132	45,414,749	55.63
Rate/Term Refinance	19	5,903,610	7.23
Total	216	$81,640,598	100.00%

Documentation Type of the Mortgage Loans in Loan Group IV

Documentation Type	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
Full	108	$32,409,945	39.70%
Limited	1	413,824	0.51
No Income/No Asset	8	2,189,395	2.68
No Ratio	4	830,624	1.02
Stated Income	52	29,739,400	36.43
Stated/Stated	43	16,057,410	19.67
Total	216	$81,640,598	100.00%

Original Terms to Stated Maturity of the Mortgage Loans in Loan Group IV

Original Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
360	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Minimum Original Term to Stated Maturity (Mths):		360
Maximum Original Term to Stated Maturity (Mths):		360
Weighted Average Orig. Term to Stated Mat. (Mths):		360

Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group IV

Stated Remaining Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
300 - 359	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Minimum Remaining Term to Stated Maturity (Mths):		349
Maximum Remaining Term to Stated Maturity (Mths):		353
Weighted Average Rem. Term to Stated Mat. (Mths):		352

Index of the Mortgage Loans in Loan Group IV

Index	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
1 YR Treasury	174	$66,860,565	81.90%
1 YR LIBOR	42	14,780,033	18.10
Total	216	$81,640,598	100.00%

Rate Adjustment Frequency of the Mortgage Loans in Loan Group IV

Rate Adjustment Frequency	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
12 Months	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group IV

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
109 - 111	62	$24,011,357	29.41%
112 - 114	154	57,629,242	70.59
Total	216	$81,640,598	100.00%

Weighted Average Months to Next Rate Adjustment :		112

*Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.
Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group IV
Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
10.501 - 10.750	1	$620,720	0.76%
10.751 - 11.000	2	912,125	1.12
11.251 - 11.500	20	8,245,986	10.10
11.501 - 11.750	68	30,190,170	36.98
11.751 - 12.000	67	26,334,417	32.26
12.001 - 12.250	43	11,799,147	14.45
12.251 - 12.500	12	2,704,533	3.31
12.501 - 12.750	3	833,499	1.02
Total	216	$81,640,598	100.00%

Weighted Average Maximum Mortgage Rate:		11.824%

Periodic Rate Cap of the Mortgage Loans in Loan Group IV

Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.000	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Non Zero Weighted Average Periodic Rate Cap:		2.000%

Initial Rate Cap of the Mortgage Loans in Loan Group IV
Initial Rate Cap (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
5.000	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%

Non Zero Weighted Average Initial Rate Cap:		5.000%

Gross Margin of the Mortgage Loans in Loan Group IV

Gross Margins (%)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
2.001 - 2.500	42	$14,780,033	18.10%
2.501 - 3.000	174	66,860,565	81.90
Total	216	$81,640,598	100.00%

Weighted Average Gross Margin:		2.659%

Interest Only Feature of the Mortgage Loans in Loan Group IV
Interest Only Feature	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	38	$10,866,728	13.31%
10 Years	178	70,773,870	86.69
Total	216	$81,640,598	100.00%

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group IV
Original Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of Cut-off Date	% of Mortgage Loans
None	216	$81,640,598	100.00%
Total	216	$81,640,598	100.00%